Exhibit 4.1

EXECUTION VERSION

ICAHN ENTERPRISES L.P.

ICAHN ENTERPRISES FINANCE CORP.

AND ICAHN ENTERPRISES HOLDINGS L.P.

6.375% SENIOR NOTES DUE 2025

INDENTURE

Dated as of December 6, 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	N.A
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF SECURITY AND CONTROL AGREEMENT

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INDENTURE dated as of December 6, 2017 among Icahn Enterprises L.P., a Delaware limited partnership, as issuer (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation, as co-issuer (“Icahn Enterprises Finance”, and together with Icahn Enterprises, the “Company”), Icahn Enterprises Holdings L.P., a Delaware limited partnership, as guarantor, and Wilmington Trust, National Association, a national banking association, as trustee.

 The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.375% Senior Notes due 2025 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)          Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.08 hereof, as part of the same series as the Initial Notes.

“Adjusted Controlled Entity Net Worth” as of any date means, the total shareholders’ equity (or if Icahn Enterprises were not a corporation, the equivalent account) of Icahn Enterprises and its Subsidiaries on a consolidated basis minus equity attributable to non-controlling interests, determined in conformity with GAAP reflected on the consolidated balance sheet of Icahn Enterprises as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by Icahn Enterprises or any of its Subsidiaries after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating Adjusted Controlled Entity Net Worth.

“Adjusted Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by such Person after December 31, 2012 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating such Person’s Adjusted Net Worth.

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“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Agent’s Message” means a message transmitted by DTC through DTC’s Automated Tender Offer Program and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from each Participant tendering the Notes that such Participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such Participants.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)          1.0% of the principal amount of such Note; or

(2)          the excess of: (a) the present value at such redemption date of (i) the redemption price of such Note at December 15, 2020, (such redemption price being set forth in the first paragraph of Section 3.07(d) hereof) plus (ii) all required interest payments due on such Note through December 15, 2020, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to Icahn Enterprises and Icahn Enterprises Holdings other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)          with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)          with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)          with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and

(4)          with respect to any other Person, the board or committee of such Person serving a similar function.

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“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day excluding Saturday, Sunday and any day which is a Legal Holiday under the laws of the State of New York or a place of payment on the Notes or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from each of (1), (2), (3) and (4) above any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)          United States dollars;

(2)          securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)          certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)          repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)          commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)          provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus

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(2)          the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus

(3)          depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; plus

(4)          Cash and Cash Equivalents received by or paid to Icahn Enterprises or any Guarantor from investments or from any of its Subsidiaries (other than from any Guarantor); minus

(5)          non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)          the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, not sold, transferred, conveyed or otherwise disposed of plus (ii) the Cash Equivalents and marketable securities received by Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, as consideration (measured at aggregate Fair Market Value), determined at the time of execution of each relevant agreement, for such sale, lease, transfer, conveyance or other disposition of properties or assets, is at least 1.50 times the aggregate amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);

(2)          the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;

(3)          the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;

(4)          the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or

(5)          for so long as Icahn Enterprises is a partnership, at such time that the general partner of Icahn Enterprises is no longer at least one of the following:  (w) the Principal, (x) a Related Party, (y) an Affiliate of the Principal or (z) an Affiliate of a Related Party.

“Clearstream” means Clearstream Banking, S.A.

“Company”  means, collectively Icahn Enterprises and Icahn Enterprises Finance, and any and all successors thereto.

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“Common Units” means depositary units of Icahn Enterprises, representing its limited partner interests.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or any dividends or distributions paid pursuant to clause (8) of Section 4.07(b) hereof; provided that:

(1)          the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2)          the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(3)          the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)           was a member of such Board of Directors on the date of this Indenture; or

(2)          was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

 “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

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“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase.  Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) by Icahn Enterprises or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means all Indebtedness of Icahn Enterprises and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period.  In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)          acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)          the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and

(4)          if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)           the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)          the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus

(3)          any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus

(4)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal;

in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

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“Former Employees” means a former member of management of Icahn Enterprises (or any of its Subsidiaries (including any Guarantors)), other than the Principal, who voluntarily or upon any other termination is no longer employed by any of Icahn Enterprises or any of its Subsidiaries (including any Guarantors) and who holds Equity Interests that are required to be redeemed or purchased pursuant to any contractual requirements upon such termination of employment.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.  For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Company or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Company or any of their Subsidiaries (including Icahn Enterprises Holdings) is, or may at any time after the issue date be, subject.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” or “Guarantors” means any Subsidiary of Icahn Enterprises (initially only Icahn Enterprises Holdings) that executes a Note Guarantee in accordance with the provisions of this Indenture, and each such Subsidiary’s respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

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“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Icahn Enterprises Holdings” means Icahn Enterprises Holdings L.P., a Delaware limited partnership.

“Icahn Enterprises GP” means Icahn Enterprises G.P. Inc., a Delaware corporation.

“Icahn Enterprises” means Icahn Enterprises L.P., a Delaware limited partnership.

“Icahn Enterprises Finance” means Icahn Enterprises Finance Corp., a Delaware corporation.

“Icahn Enterprises Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Icahn Enterprises, dated August 2, 2016, as the same may be amended from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)          in respect of borrowed money;

(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)          in respect of banker’s acceptances;

(4)          representing Capital Lease Obligations;

(5)          representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6)          representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date; provided, however, that Guarantees non-recourse to such specified Person that are limited to Liens on the assets of the specified Person shall be the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) maximum principal amount guaranteed by such specified Person.  The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured.  Notwithstanding anything in this Indenture to the contrary, Indebtedness of Icahn Enterprises, Icahn Enterprises Holdings or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

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“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $750,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means Jefferies LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Issuance Date” means the closing date for the sale and original issuance of the Initial Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date or redemption date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

 “Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture which initially will only be by Icahn Enterprises Holdings.

“Notes” means the Company’s 6.375% Senior Notes due 2025, and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under this Indenture.

 “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated December 1, 2017.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

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“Officers’ Certificate” means a certificate signed on behalf of Icahn Enterprises GP or Icahn Enterprises Finance by two Officers of Icahn Enterprises GP or Icahn Enterprises Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Icahn Enterprises GP or Icahn Enterprises Finance that meets the requirements set forth in this Indenture, including without limitation the requirements set forth in Section 12.05 hereof. In the event an Officers’ Certificate is furnished by a limited liability company, “Officers’ Certificate” shall mean a certificate signed on behalf of such limited liability company by two Officers of the managing member of such limited liability company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or in-house counsel to the Company, any Guarantor or, at the Trustee’s option, the Trustee.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)          the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);

(2)          such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)          if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, organization described in Section 501(c) of the Internal Revenue Code, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Portfolio Company” means any Person that (x) is not Icahn Enterprises or any Subsidiary of Icahn Enterprises and (y) is an Affiliate of Icahn Enterprises, if the Principal has no direct or indirect (1) Equity Interest in such Person or (2) other investment in such Person, other than, in the case of either (1) or (2), any direct or indirect Equity Interest or other investment due to (A) the direct or indirect interest of the Principal in the Company, the Guarantors or Icahn Enterprises GP or (B) as a result of the Principal or his Affiliates having made one or more investments in such Person at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Company, the Guarantors or any of their Subsidiaries.

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“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (i) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (ii) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q.  In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (i) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (ii) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 6, 2017, among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Party” or “Related Parties” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “IRC”), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501(c) of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above.  For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

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“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Security and Control Agreement” means a security and control agreement substantially in the form of Exhibit G hereto, that is satisfactory to the Trustee.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises so long as Icahn Enterprises Holdings remains a Guarantor.

“Tax Amount” means, for any period beginning on or after January 1, 2010, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of Icahn Enterprises Holdings; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors).  Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the Notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“TIA” means the Trust Indenture Act of 1939, as amended.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (1) such redemption date or (2) the date on which such Notes are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2025; provided, however, that if the period from the redemption date to December 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Issuers.

“Trustee” means Wilmington Trust, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unsecured Indebtedness” of Icahn Enterprises, Icahn Enterprises Holdings and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

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“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

Section 1.02        Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.09

“Application Date”	3.08

“Authentication Order”	2.02

“Change of Control Offer”	4.12

“Change of Control Payment”	4.12

“Change of Control Payment Date”	4.12

“Covenant Defeasance”	8.03

“DTC”	2.03

“Event of Default”	6.01

“incur”	4.08

“Legal Defeasance”	8.02

“Paying Agent”	2.03

“Permitted Debt”	4.08

“Payment Default”	6.01

“Registrar”	2.03

“Restricted Payments”	4.07

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Section 1.03         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantee means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantee, respectively.

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          “will” shall be interpreted to express a command;

(6)          provisions apply to successive events and transactions; and

(7)          references to sections of or rules under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

The term “Icahn Enterprises” refers only to Icahn Enterprises L.P, the term “Icahn Enterprises Finance” refers only to Icahn Enterprises Finance Corp., the term “Icahn Enterprises Holdings” refers only to Icahn Enterprises Holdings L.P., and the term Icahn Enterprises GP refers only to Icahn Enterprises G.P. Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, Icahn Enterprises Holdings will be deemed a Subsidiary of Icahn Enterprises for so long as Icahn Enterprises Holdings remains a Guarantor. The term the “Company” refers to Icahn Enterprises and Icahn Enterprises Finance, collectively.

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ARTICLE 2
THE NOTES

Section 2.01         Form and Dating.

(a)          General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)          Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

The Company shall execute and the Trustee shall, in accordance with Section 2.02 hereof, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Custodian. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or Trustee as the owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent or other agent of the Company or the Trustee from giving effect to any written certificate, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder, any member or Participant of DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including without limitation any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under which or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and Indirect Participants.

Section 2.02         Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

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The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in such Authentication Order.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 2.06        Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

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(1)          the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)          the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)          there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Trustee has received a written request from the Depositary to issue Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)          Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)             instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

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(B)         both:

(i)             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal or through an Agent’s Message delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or through an Agent’s Message that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

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(i)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)             if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) of this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) of this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06(c)(1), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

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(F)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)           the Registrar receives the following:

(i)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06(d)(1), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

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(2)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)         such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)         such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)         the Registrar receives the following:

(i)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.06(d)(2) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

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(1)          Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)          Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)          any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)          any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)             if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

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(f)           Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)          one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)          Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)          Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)          Private Placement Legend.

(A)           Except as permitted by subparagraph (B) of this Section 2.06(g)(1), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH ACQUISITION IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) UNDER RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES FOR THE BENEFIT OF ICAHN ENTERPRISES L.P. AND ICAHN ENTERPRISES FINANCE CORP. (“THE ISSUERS”) TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO EACH OF THE ISSUERS’ AND THE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION OR DOCUMENTATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT B TO THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR.

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IF AT ANY TIME THE NEVADA GAMING COMMISSION, THE NEW JERSEY CASINO CONTROL COMMISSION, OR ANY OTHER APPLICABLE GAMING AUTHORITY FINDS THAT A HOLDER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO OWN THE SECURITY, THE ISSUERS SHALL HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO DISPOSE OF SUCH SECURITY AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA, THE STATE OF NEW JERSEY, OR ANY OTHER APPLICABLE JURISDICTION, AND THE REGULATIONS PROMULGATED THEREUNDER. ALTERNATIVELY, THE ISSUERS SHALL HAVE THE RIGHT TO REDEEM THE SECURITY FROM THE HOLDER AT A PRICE SPECIFIED IN THE INDENTURE GOVERNING THE SECURITY. NEVADA AND NEW JERSEY GAMING LAWS AND REGULATIONS RESTRICT THE RIGHT OF A HOLDER UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE ISSUERS, FOR SERVICES RENDERED OR OTHERWISE.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)          Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ICAHN ENTERPRISES, L.P.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

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(h)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)          No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

(3)          The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          Neither the Registrar nor the Company will be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

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(7)          The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically, with originals to be provided upon request by the Registrar.

Registration of any transfer or exchange of any Note pursuant to clauses 2(C), (D) or (F) of the Private Placement Legend on any Note shall be subject to the Company’s and the Trustee’s right prior to registration of any such transfer or exchange to require the delivery of an Opinion of Counsel, certification or documentation satisfactory to them in addition to the requirements set forth in Section 2.06.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Sections 3.07(a) or 9.02 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

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Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary practice (subject to the record retention requirement of the Exchange Act).  Evidence of cancellation of all canceled Notes, or confirmation of the reduction in the aggregate principal amount outstanding represented by a Global Note, as applicable, will be delivered to the Company upon written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)          the clause of this Indenture pursuant to which the redemption shall occur;

(2)          the redemption date;

(3)          the principal amount of Notes to be redeemed; and

(4)          the redemption price.

Section 3.02         Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Notes will be selected for redemption or purchase on a pro rata basis except:

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(1)          if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)          if otherwise required by law or applicable requirements of the Depositary.

Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03         Notice of Redemption.

(a)           At least 30 days but not more than 60 days before a redemption date, the Company shall send or cause to be sent by electronic transmission, in the case of Notes that are in the form of Global Notes, or by first class mail to each Holder who holds Definitive Notes at such Holder’s registered address, a notice of redemption to each Holder whose Notes are being redeemed, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)          the redemption date;

(2)          the redemption price;

(3)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)          At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to conform with the procedures of the Depositary applicable to such redemption.

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Section 3.04         Effect of Notice of Redemption.

Except to the extent provided in this Section 3.04, once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Any redemption may, at the Company’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.05         Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on the redemption or purchase date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and, accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07         Optional Redemption.

(a)           At any time prior to December 15, 2020, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)          at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and

(2)          the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)          At any time prior to December 15, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)          Except pursuant to clauses (a) or (b) of this Section 3.07, the Notes will not be redeemable at the Company’s option prior to December 15, 2020.

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(d)          On or after December 15, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08           Mandatory Disposition Pursuant to Gaming Laws.

(a)          Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

(1)          fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(2)          is denied such license or qualification or not found suitable;

The Company shall then have the right, at its option:

(1)         to require each such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

(2)          to redeem the Notes of each such Holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:

(a)         the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such Holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such Holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

(b)         the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

(c)          such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the Holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

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(1)           to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or this Indenture; or

(2)           to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Company, any Note Guarantor or the Trustee, except the redemption price referred to above.

(b)          The Company shall notify the Trustee in writing of any such request, denial or other determination by a Gaming Authority and of any such redemption as soon as practicable.  Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Company and any Note Guarantor will not reimburse any Holder or Beneficial Owner for such expense.

(c)          In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Authority, the Company shall be required to comply with Sections 3.01 through 3.06 hereof.

Section 3.09         Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01         Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. In no case will any service of legal process be made against the Company at the office of the Trustee.

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The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03         Reports.

(a)          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.  In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods. The Company will at all times comply with TIA §314(a).

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason,  the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)          In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs it will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, if the Issuers file with the SEC the reports required by the preceding paragraphs electronically via the EDGAR filing system (or any successor filing system) within such specified time periods and such reports are publicly available, the Company shall not be required under this Indenture to furnish such reports to the Trustee or the Holders, provided that the Trustee shall have no obligation whatsoever to determine whether or not such information or reports have been filed with the SEC or have been made publicly available.

Section 4.04         Compliance Certificate.

(a)          The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

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(b)          So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above will be accompanied by a written statement of the Company’s independent public accountants (who will be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants will not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)          So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, but in any event within 10 Business Days, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05         Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06         Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Restricted Payments.

(a)          Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)           declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including Icahn Enterprises Holdings’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings));

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”),

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unless, at the time of and after giving effect to such Restricted Payment:

(1)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)          Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a); and

(3)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) since January 15, 2010 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8) and (9) of Section 4.07(b) is less than the sum, without duplication, of:

(A)           50% of the difference of (x) the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from April 1, 2010 to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (y) all dividends and distributions paid pursuant to clause (8) of the next succeeding paragraph; provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus

(B)           100% of the aggregate net cash proceeds received by Icahn Enterprises since January 15, 2010 as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings)).

(b)          So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (4) and (6), which payments will be permitted notwithstanding a Default or an Event of Default), Section 4.07(a) shall not prohibit:

(1)          the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of this Indenture;

(2)          the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

(3)          the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

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(4)          the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;

(5)          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantor’s)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million (other than with respect to Former Employees) in any calendar year;

(6)          for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;

(7)          the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal or a Related Party, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant Section 4.08(a) hereof and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;

(8)          the payment of dividends on the Common Units; provided, however, that such dividends or distributions may not exceed an annual amount equal to $1.00 per Common Unit (as adjusted for any Common Unit split, subdivision, consolidation, reclassification or similar occurrence); and

(9)          other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed $50.0 million since the date of this Indenture.

(c)          For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (9) of Section 4.07(b), or is permitted to be made pursuant to Section 4.07(a), Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

(d)          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including Icahn Enterprises Holdings), as the case may be, pursuant to the Restricted Payment.

Section 4.08         Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)          Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of Section 4.08(b)) of Icahn Enterprises and any Guarantor, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP, (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or any Guarantor of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or any Guarantor’s outstanding Indebtedness) to the Adjusted Controlled Entity Net Worth, would have been less than 1.15 to 1.

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(b)          The provisions of Section 4.08(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the Notes to be issued on the date of this Indenture and the exchange Notes to be issued pursuant to the Registration Rights Agreement;

(2)           the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under Section 4.08(a) or clauses (1), (2) or (9) of this Section 4.08(b) or any Existing Indebtedness;

(3)           the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including Icahn Enterprises Holdings) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;

(4)           the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;

(5)           the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(6)           the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;

(7)           Indebtedness arising from any agreement entered into by Icahn Enterprises or Icahn Enterprises Holdings providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;

(8)           Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and

(9)           the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9); not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

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To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to Section 4.08(a), in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.08 and such Indebtedness will be treated as having been incurred pursuant to such clauses or Section 4.08(a), as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.08.  Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)          in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)          the Fair Market Value of such assets at the date of determination; and

(B)           the amount of the Indebtedness of the other Person.

Section 4.09         Transactions with Affiliates.

(a)          Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless:

(1)          the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and

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(2)          Icahn Enterprises delivers to the Trustee:

(A)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving an aggregate exchange of consideration in excess of $100.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

(b)          The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.09(a) hereof:

(1)            any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by Icahn Enterprises GP with respect to any such agreement, plan or arrangement entered into by Icahn Enterprises GP with respect to or for the benefit of officers or directors of Icahn Enterprises GP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings) with the Principal (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of Icahn Enterprises GP, Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings));

(2)          transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which the Principal or Affiliates of the Principal (other than Icahn Enterprises, Icahn Enterprises Holdings or their Subsidiaries) own more than 10% of the Voting Stock) other than as a result of the Principal and/or Affiliates of the Principal having made one or more investments in such Subsidiary at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Company, the Guarantor or any of their Subsidiaries);

(3)          transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries, on the one hand, with any Person that is a Portfolio Company, on the other hand;

(4)          payment (or reimbursement of payments by Icahn Enterprises GP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;

(5)          any issuance of Equity Interests (other than Disqualified Stock) of Icahn Enterprises to Affiliates of Icahn Enterprises;

(6)          Restricted Payments that do not violate Section 4.07 hereof;

(7)          transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business to or from such Affiliates; provided that such provider of the goods or services is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn Enterprises and/or its Subsidiaries (including Icahn Enterprises Holdings) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;

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(8)          the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;

(9)          the license of a portion of office space pursuant to an amended and restated license agreement, dated as of August 8, 2007, between Icahn Enterprises Holdings and Icahn Associates LLC and any renewal thereof;

(10)        the payment to Icahn Enterprises GP and reimbursements of payments made by Icahn Enterprises GP of expenses relating to Icahn Enterprises’, Icahn Enterprises Holdings’ or any Guarantors’ status as a public company;

(11)        payments by Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary to Icahn Enterprises GP in connection with services provided to Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement;

(12)        any agreement or arrangement in effect on the date of this Indenture and any amendment or replacement thereof and, in each case, the transactions pursuant thereto; provided, however, that any such amendment or replacement is not less favorable in any material respect to Icahn Enterprises or any Guarantor than that in effect on the date of this Indenture; and

(13)        payments pursuant to the Shared Services Agreement dated as of August 8, 2007, among Icahn & Co. LLC, Icahn Enterprises Holdings and Icahn Capital Management.

Section 4.10         Liens.

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by Icahn Enterprises or any Guarantor, without effectively providing that the Notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)          Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;

(2)          Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;

(3)          Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;

(4)          Liens in favor of Icahn Enterprises or any Guarantor;

(5)          Liens in existence on any Principal Property on the Issuance Date;

(6)          Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;

(7)          Liens in favor of, or required by, governmental authorities;

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(8)          pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;

(9)          Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;

(10)        any judgment attachment or judgment Lien not constituting an Event of Default;

(11)        Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by this Indenture;

(12)        Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;

(13)        Liens in favor of the Trustee and required by Section 4.13;

(14)        Liens to secure Margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities;

(15)        Liens securing Hedging Obligations in the ordinary course of business and not for speculative purposes; provided that such Liens do not extend to any asset of the Issuers or any Guarantor other than the asset subject to the Hedging Obligations; and

(16)        any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (15), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Section 4.11         Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)          its partnership or corporate or limited liability company existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company; and

(2)          the rights (charter and statutory), licenses and franchises of the Company.

Section 4.12        Offer to Repurchase Upon Change of Control.

(a)          Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

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(1)          that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment;

(2)          the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)          that any Note not tendered will continue to accrue interest;

(4)          that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such compliance.

(b)          On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any new Note shall be in a principal amount of $2000 or an integral multiple of $1,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)          Notwithstanding anything to the contrary in this Section 4.12, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

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Section 4.13         Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Company shall be deemed to have satisfied this maintenance test if there is deposited, within two (2) Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this Section 4.13 (and that have not been paid out or otherwise released) are in an amount equal to the Company’s obligations to pay interest on the Notes for one year; provided further, that the Company shall grant to the Trustee, on behalf of the Holders of the Notes, a first priority security interest in such deposited funds by executing and delivering a Security and Control Agreement and by delivering to the Trustee an Opinion of Counsel to the effect that the Security and Control Agreement (i) has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company, (ii) creates a valid security interest in the Pledged Account and Collateral (each as defined in the Security and Control Agreement) in favor of the Trustee on behalf of the Holders and (iii) upon compliance with the terms thereof, the security interest in the Pledged Account and Collateral in favor of the Trustee on behalf of the Holders is perfected.  At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, Icahn Enterprises shall notify the Trustee of the foregoing and pursuant to the terms of the Security and Control Agreement, such deposited funds will be released from the security interest granted to the Trustee and paid at the direction of Icahn Enterprises.

Section 4.14         Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Section 4.15         Compliance with Law

Each of Icahn Enterprises and any Guarantor will comply in all material respects with all applicable laws, rules and regulations.

Section 4.16         No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, except as required in order to comply with law.

ARTICLE 5
SUCCESSORS

Section 5.01         Merger, Consolidation or Sale of Assets.

(a)          Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person, unless:

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(1)          either:

(A)          Icahn Enterprises is the surviving entity; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)          the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the Notes, this Indenture and the Registration Rights Agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;

(3)          immediately after such transaction, no Default or Event of Default exists;

(4)          Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a); and

(5)          Icahn Enterprises has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of this Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)          an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings).  For purposes of this paragraph (1), the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis; or

(2)          any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes).  In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, without the need of any action by the Holders, (x) such Person shall not be liable for and shall be released from, any obligation of Icahn Enterprises’ under this Indenture and the Notes and (y) any Guarantor shall be released, in accordance with the provisions of this Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

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Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal, a Related Party or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the Notes or this Indenture, as applicable.

(b)          Icahn Enterprises Holdings will not:  (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises Holdings, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises Holdings in one or more related transactions, to another Person; unless:

(1)          either:  (a) Icahn Enterprises Holdings is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)          the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises Holdings under the Note Guarantee (and becomes a Guarantor), the Notes, this Indenture and the Registration Rights Agreement, and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises Holdings thereunder, and all references to Icahn Enterprises Holdings in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises Holdings thereunder;

(3)          immediately after such transaction no Default or Event of Default exists;

(4)          Icahn Enterprises Holdings or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.08(a); and

(5)          Icahn Enterprises Holdings has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel which may be an opinion of in-house counsel of Icahn Enterprises or a Guarantor, each stating that such transaction complies with the terms of this Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets to:

(1)          an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises Holdings into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises Holdings and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises Holdings or any of its Subsidiaries.  For purposes of this paragraph (1), the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis;

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(2)          any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes); or

(3)          any Person; provided that (x) the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (ii) Cash Equivalents and marketable securities received by Icahn Enterprises Holdings as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), and (y) Icahn Enterprises Holdings remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, without the need of any action by the Holders, (x) such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or Icahn Enterprises Holdings’ under this Indenture, the Notes and the Note Guarantees, and (y) any Guarantor shall be released, in accordance with the provisions of this Indenture, from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This Section 5.01 will not apply to:

(1)          any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, Icahn Enterprises Holdings or any one or more Guarantors; or

(2)          any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents

Section 5.02         Relief from Obligation.

Except as provided in this Indenture, neither Icahn Enterprises nor Icahn Enterprises Holdings shall be relieved from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(1)          default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes;

(2)          default for 30 days or more in the payment when due of interest or Special Interest on the Notes;

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(3)          failure by the Company to call or cause to be called for redemption or to purchase or cause to be called any Notes, in each case when required under this Indenture;

(4)          failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions of Sections 4.07, 4.08, 4.13 or 4.14 hereof;

(5)          failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount then outstanding of the Notes to comply with any of their other agreements in this Indenture or the Notes or the Note Guarantee;

(6)          default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor or default on any Guarantee (excluding any Bad Boy Guarantee) by the Company or Icahn Enterprises Holdings of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default

(A)          is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness as to which Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $50.0 million or more;

(7)          failure by the Company or any Guarantor to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

(8)          except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Icahn Enterprises Holdings or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9)          the Company or any Guarantor that is a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due; or

(10)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(A)           is for relief against the Company or any Guarantor that is a Significant Subsidiary of the Company in an involuntary case;

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(B)          appoints a custodian of the Company or any Guarantor that is a Significant Subsidiary of the Company for all or substantially all of the property of the Company or such Guarantor; or

(C)           orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary of the Company ;

(D)          and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02           Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company or any Guarantor that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount outstanding of the Notes (by written notice to the Company and the Trustee) may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of the Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Special Interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and, interest and Special Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all such Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Special Interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, or for which the Holders have not offered the Trustee indemnity or security satisfactory to the Trustee.

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Section 6.06           Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)          such Holder has given to the Trustee written notice that an Event of Default is continuing;

(2)          Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)          such Holder or Holders has offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)          the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)          during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest and Special Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Special Interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including without limitation the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including without limitation any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10           Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:         to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including without limitation payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:     to Holders of Notes for amounts due and unpaid on such Notes has been collected for principal, premium, if any, and interest and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest and Special Interest, if any, respectively; and

Third:        to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee by the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the terms of this Indenture, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee by the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the terms of this Indenture:

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(1)          the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture, but shall not be required to verify the contents thereof.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph does not and shall not be construed to limit the effect of paragraph (b) of this Section 7.01;

(2)          the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)          the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)          the Trustee shall not be required to examine any of the reports, information or documents delivered to it under this Indenture to determine whether there has been any breach of the covenants of the Company contained herein, except that if any breach or default is expressly stated in any such reports, information or documents, the Trustee shall be deemed to have actual knowledge of such breach or default.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           Notwithstanding anything to the contrary in this Indenture, no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f)           The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any attorney or agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor will be sufficient if signed by an Officer of the Company or any Guarantor, as applicable.

(f)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee has received written notice thereof from the Company or the Holders of at least 25% in aggregate principal amount of the Notes at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

(h)           In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent and other Person employed to act hereunder.

(j)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l)           If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any property held by it hereunder (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any property), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate in good faith; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(m)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

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Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and, subject to TIA §310(b), may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.

Section 7.04           Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer has actual knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each December 1 beginning with the December 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA §313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07           Compensation and Indemnity.

(a)           The Company and each of the Guarantors will pay to the Trustee from time to time reasonable compensation as may be agreed by the Company and the Trustee from time to time in writing for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include without limitation the reasonable compensation, disbursements, costs and expenses of the Trustee’s agents, consultants and counsel (including without limitation the costs and expenses of collection on the Notes and the Note Guarantees and the enforcement and administration of any right or remedy or observing any of its duties under this Indenture).

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(b)           The Company and the Guarantors, jointly and severally, will indemnify the Trustee and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, liability or expense attributable to its gross negligence, bad faith or willful misconduct.  The Trustee will notify the Company and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company and the Guarantors will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantors will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantors need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 shall constitute additional Indebtedness hereunder and will survive the satisfaction and discharge of this Indenture, including without limitation any termination or rejection hereof under any Bankruptcy Law.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including without limitation the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)           The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08          Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)          the Trustee fails to comply with Section 7.10 hereof;

(2)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)          a custodian or public officer takes charge of the Trustee or its property; or

(4)          the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company for the appointment of a successor Trustee.

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(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s and Guarantors’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11           Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the related Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

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(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, interest and Special Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof, Section 5.01(a)(4) and Section 5.01(b)(4) hereof on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of or premium on, if any, and interest and Special Interest, if any, due on, the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated maturity date or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that:

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(A)          the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company shall deliver to the Trustee an Opinion of Counsel, which may be an opinion of in-house counsel to Icahn Enterprises or a Guarantor, containing customary assumptions and exceptions, confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)          the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)          the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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Subject to the Trustee’s rights under the Indenture, including but not limited to Sections 7.02(b) and 12.04, notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Special Interest, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest or Special Interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, or the Notes or the Note Guarantees without the consent of any Holder of Notes:

(1)          to cure any ambiguity, defect or inconsistency;

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)          to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)          to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

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(6)          to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of New Notes” section of the Company’s Offering Memorandum, relating to the initial offering of the Notes, to the extent that such provision in that “Description of New Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect;

(7)          to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(8)          to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.12 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the related Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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(2)          reduce the principal of or change the fixed maturity of any Note or provide that any Note is redeemable at an earlier date or for a price less than provided in this Indenture;

(3)          reduce the rate of or change the time for payment of interest on any Note;

(4)          waive a Default or Event of Default in the payment of principal of, premium or, interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)          make any Note payable in money other than that stated in the Notes;

(6)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes;

(7)          release Icahn Enterprises Holdings or any other Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(8)          make any change in the preceding amendment and waiver provisions.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of Icahn Enterprises approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and the amended or supplemental indenture has been duly authorized, executed and delivered by the Company and any Guarantor, and is enforceable against the Company and any Guarantor in accordance with its terms.

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It shall not be necessary for the consent of Holders under Section 9.01 or 9.02 to approve a particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

ARTICLE 10
NOTE GUARANTEES

Section 10.01      Guarantee.

(a)           Subject to this Article 10, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)          the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest and Special Interest, if any, on the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)          in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will pay the same immediately.  The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or a Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  The Guarantor further agrees that, as between any Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or Trustee under the Note Guarantee.

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Section 10.02      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04      Guarantors May Consolidate, etc., on Certain Terms.

(a)           Except as otherwise provided in Section 10.05 hereof and subject to 10.04(b), no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

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Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause 2 above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

(b)           Notwithstanding the foregoing, any merger or consolidation of Icahn Enterprises Holdings (or an Affiliate referred to in clause (1) of the second paragraph of Section 5.01(b) or any Person that is the successor of Icahn Enterprises Holdings or any such successor ad infinitum) or any sale of all or substantially all of Icahn Enterprises Holdings’ assets (or of an Affiliate referred to in clause (1) of the second paragraph of Section 5.01(b) or any Person that is the successor of Icahn Enterprises Holdings or any such successor ad infinitum) shall be governed by Section 5.01(b) hereof and Section 10.04(a) shall not apply to any such transaction.

Section 10.05      Releases.

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or another Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under the Note Guarantee; Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture the Trustee will execute any documents reasonably required and requested in writing by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b)           Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Each Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes and for the other obligations of the Company and any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(1)          either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation (1) have become due and payable by reason of the sending of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense of the Company, and in each case the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;

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(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3)           the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company  or any Guarantor have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest and Special Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest or Special Interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

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Section 12.02         Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic mail in .pdf format, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Icahn Enterprises L.P.

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Facsimile No.:  (646) 861-7585

Attention:  SungHwan Cho, Chief Financial Officer

With a copy to:

Proskauer Rose LLP

11 Times Square

New York, New York 10036-8299

Facsimile No.:  (212) 969-2900

Attention: Julie M. Allen, Esq.

If to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile No.:  (612) 217-5651

Attention:  Icahn Enterprises Administrator

With a copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

Suite 3500

New York, New York 10178

Facsimile No.:  (212) 697-1559

Attention:   Susana Namnum, Esq.

            Steven J. Reisman, Esq.

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic mail in .pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

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Any notice or communication to a Holder will be sent electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail or deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or delivers a notice or communication to Holders, it will mail or send electronically a copy to the Trustee and each Agent at the same time.

Section 12.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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Section 12.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Company, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor shall have any liability for any obligations of the Company, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor under the Notes, this Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10         Successors.

All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Sections 5.01 and 10.05 hereof.

Section 12.11         Severability.

In case any provision in this Indenture, the Note Guarantees or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14         Clarity.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth in this Indenture will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

[Signatures on following page]

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SIGNATURES

Dated as of December 6, 2017

Icahn Enterprises L.P.

By:	Icahn Enterprises G.P. Inc.,
its general partner

	By:	/s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

Icahn Enterprises Finance Corp.

By:	/s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

Icahn Enterprises Holdings, L.P.

By:	Icahn Enterprises G.P. Inc.,
its general partner

	By:	/s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

[Signature Page to Indenture]

Dated as of December 6, 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP/CINS ____________

6.375% Senior Notes due 2025

No. ___	$

ICAHN ENTERPRISES L.P.

ICAHN ENTERPRISES FINANCE CORP.

promises to pay to                or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on December 15, 2025.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  _______________

Icahn Enterprises L.P.

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:
Name:
Title:

Icahn Enterprises Finance Corp.

By:
Name:
Title:

This is one of the Notes referred to in the

within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:

A-1

[Back of Note]

6.375% Senior Notes due 2025

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)         Interest.  Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”) and Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), promises to pay interest on the principal amount of this Note at 6.375% per annum from ________________, 20___  until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  The Company will pay interest and Special Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ________________, 20___.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)          Method of Payment.  The Company will pay or cause to pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest and Special Interest, if any, on, all Global Notes and all other Notes the registered Holders of which hold $2.0 million in aggregate principal amount of Notes and have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)          Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)          Indenture.  The Company issued the Notes under an Indenture dated as of December 6, 2017 (the “Indenture”) among the Company, the Guarantor and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.

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(5)          Optional Redemption.

(a)       At any time prior to December 15, 2020, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes) issued under the Indenture at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that: at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)       At any time prior to December 15, 2020, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)       Except as set forth in subparagraph (a) and (b) of this Paragraph 5, the Notes will not be redeemable at the Company’s option prior to December 15, 2020.

(d) On or after December 15, 2020, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	103.188%

2021	101.594%

2022 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)          Mandatory Redemption.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)          Mandatory Disposition  Pursuant to Gaming Laws.

A-3

If any Gaming Authority requires that a Holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

(a)         fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(b)         is denied such license or qualification or not found suitable;

The Company shall then have the right, at its option:

(A)         to require each such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (a) or (b) above, or

(B)          to redeem the Notes of each such Holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:

(i)            the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such Holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such Holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

(ii)          the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

(iii)         such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the Holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(a)           to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or the Indenture; or

(b)           to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Company, any Note Guarantor or the Trustee, except the redemption price referred to above.

The Company shall notify the Trustee in writing of any such request, denial or other determination by a Gaming Authority and of any such redemption as soon as practicable. Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Company and any Note Guarantor will not reimburse any Holder or Beneficial Owner for such expense.

A-4

(8)          Repurchase at the Option of Holder. If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(9)           Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Company shall send or cause to be sent by electronic transmission, in the case of Notes that are in the form of Global Notes, or by first class mail to each Holder who holds Definitive Notes at such Holder’s registered address, a notice of redemption to each Holder whose Notes are being redeemed, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture pursuant to Articles 8 or 11 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

(10)        Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)        Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders have rights as Holders under the Indenture.

(12)        Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such guarantor pursuant to Article 5 or Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with Article 5 of the Indenture, to conform the text of the Indenture or the Notes to any provision of the “Description of New Notes” section of the Offering Memorandum relating to the initial offering of the Notes, to the extent that such provision in that “Description of New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

A-5

(13)        Defaults and Remedies.  Events of Default include:  (i)  default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes; (ii) default for 30 days or more in the payment when due of interest or Special Interest on the Notes; (iii) failure by the Company to call or cause to be called for redemption or to purchase or cause to be called any Notes, in each case when required under the Indenture; (iv) failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, to comply with the provisions of Sections 4.07, 4.08, 4.13 or 4.14, (v) failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in this Indenture or the Notes or the Note Guarantee; (vi) default under certain other agreements relating to Indebtedness of the Company or any Guarantor which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or Icahn Enterprises Holdings or any other Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms its obligations under such Guarantor’s Note Guarantee and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary.  If any Event of Default occurs and is continuing, the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes (by written notice to the Company and the Trustee) may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Special Interest, if any, if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, forthwith upon becoming aware of any Default or Event of Default, and in any event within ten (10) Business Days, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto.

(14)        Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)        No Recourse Against Others.  A director, officer, manager (or managing member), direct or indirect member, partner, employee, incorporator or stockholder of the Company, or the general partner of the Company or any Guarantor or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

A-6

(16)        Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)        Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)        Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 6, 2017, among the Company, the Guarantor and the Initial Purchaser or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19)        CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20)        GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Icahn Enterprises L.P.

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Facsimile No.:  (212) 688-1158

Attention:  Jesse Lynn, General Counsel

A-7

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                           to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the box below:

☐ Section 4.12

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*       This schedule should be included only if the Note is issued in global form.

A-10

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Icahn Enterprises L.P.

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Facsimile No.:  (212) 688-1158

Attention:  Jesse Lynn, General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile No.:  (612) 217-5651

Attention:  Icahn Enterprises Administrator

Re:	6.375% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of December 6, 2017 (the “Indenture”), among Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), the guarantor party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐      Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐      Check if Transferee will take delivery of a beneficial interest in the Regulation S  Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

B-1

3.  ☐      Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)  ☐    such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)  ☐     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)  ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐      Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐     Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

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(b)  ☐    Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐   a beneficial interest in the:

(i)          ☐   144A Global Note (CUSIP _________), or

(ii)         ☐   Regulation S Global Note (CUSIP _________), or

(iii)        ☐    IAI Global Note (CUSIP _________); or

(b)  ☐    a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐   a beneficial interest in the:

(i)          ☐   144A Global Note (CUSIP _________), or

(ii)         ☐   Regulation S Global Note (CUSIP _________), or

(iii)        ☐   IAI Global Note (CUSIP _________); or

(iv)        ☐   Unrestricted Global Note (CUSIP _________); or

(b)   ☐   a Restricted Definitive Note; or

(c)   ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Icahn Enterprises L.P.

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Facsimile No.:  (212) 688-1158

Attention:  Jesse Lynn, General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile No.:  (612) 217-5651

Attention:  Icahn Enterprises Administrator

Re:	6.375% Senior Notes due 2025

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of December 6, 2017 (the “Indenture”), among Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), the guarantor party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note,  ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  ______________________

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Icahn Enterprises L.P.

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Facsimile No.:  (212) 688-1158

Attention:  Jesse Lynn, General Counsel

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile No.:  (612) 217-5651

Attention:  Icahn Enterprises Administrator

Re:	6.375% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of December 6, 2017 (the “Indenture”), among Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), the guarantor party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐     a beneficial interest in a Global Note, or

(b)  ☐    a Definitive Note,

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:	__________________________________________________
Name:
Title:

Dated:  _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 6, 2017 (the “Indenture”), among Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), the guarantor party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest and Special Interest, if any, on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for all purposes.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20[  ] among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Icahn Enterprises L.P., a Delaware limited partnership, as issuer (“Icahn Enterprises”) (or its permitted successor), Icahn Enterprises Finance Corp., a Delaware corporation, as co-issuer (“Icahn Enterprises Finance”, together with Icahn Enterprises, the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 6, 2017 providing for the issuance of 6.375% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under a Guaranteeing Subsidiary may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.           No Recourse Against Others.  No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Company, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. or any additional Guarantor shall have any liability for any obligations of the Company, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. or any additional Guarantor under the Notes, this Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

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7.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20[  ]

[Guaranteeing Subsidiary]

By:
Name:
Title:

ICAHN ENTERPRISES L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By:
Name:
Title:

ICAHN ENTERPRISES FINANCE CORP.

By:
Name:
Title:

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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EXHIBIT G

FORM OF SECURITY AND CONTROL AGREEMENT

This Security and Control Agreement (this “Agreement”) dated as of [__________], 20[   ] among Icahn Enterprises L.P. (the “Grantor” or “Icahn Enterprises”), Wilmington Trust, National Association in its capacity as Trustee on behalf of the Holders (as defined in the Indenture) (the “Secured Party”) and [__________] in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”).  Capitalized terms used but not defined herein shall have the meanings assigned in the Indenture, dated as of  December 6, 2017, between the Grantor, Icahn Enterprises Holdings L.P., a Delaware limited partnership (“Icahn Enterprises Holdings”) and the Secured Party (the “Indenture”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

WHEREAS, the Grantor, Icahn Enterprises Holdings and the Secured Party on behalf of the Noteholders have entered into the Indenture relating to the Grantor’s and Icahn Enterprises Finance Corp.’s, a Delaware corporation (“Finance Corp”, together with the Grantor, the “Issuers”), 6.375% senior notes due 2025;

WHEREAS, the Grantor and the Secured Party are entering into this Agreement to grant the Secured Party a security interest in the Pledged Account (as hereinafter defined) and the Collateral (as hereinafter defined);

WHEREAS, the parties hereto are entering into this Agreement to perfect and ensure the priority of such security interest;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.            Grant of Security.

(a)           The Grantor hereby assigns, grants, hypothecates and pledges to, and grants a lien on and a security interest in favor of the Secured Party, on behalf of the Noteholders, on all estate, right, title and interest of the Grantor, whether now owned or hereafter acquired, in the Pledged Account and in all cash and other assets or property held therein or credited thereto or received in connection therewith and all proceeds thereof, including all rights of the Grantor to receive moneys due in respect of such Pledged Account, and all claims with respect to such Pledged Account, all income or gain earned in respect of any assets held in or credited to such Pledged Account, and all proceeds receivable or received when any asset held in or credited to such Pledged Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily (all of the foregoing being collectively referred to as the “Collateral”).

(b)           The Grantor agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary, or that the Secured Party may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Secured Party to exercise or enforce its rights and remedies hereunder with respect to the Pledged Account and the Collateral.

(c)           The Grantor represents and warrants that:

(i)           the Agreement constitutes the valid and legally binding obligation of the Grantor, enforceable in accordance with its terms and conditions;

(ii)          it has not assigned any of its rights under the Pledged Account or the Collateral;

(iii)         it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Pledged Account or the Collateral;

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(iv)         it has full power and authority to grant a security interest in and assign its right, title and interest in the Pledged Account and the Collateral; and

(v)          upon the execution and delivery of this Agreement by the Grantor, the security interest granted to the Secured Party pursuant to this Agreement in and to the Pledged Account and the Collateral will constitute, a first priority perfected security interest.

SECTION 2.        Establishment and Maintenance of Collateral Accounts.

(a)           The Financial Institution hereby represents and warrants that it has established and currently maintains the account listed on Schedule 1 hereto as a separate account segregated from all other custodial, collateral or other accounts, and that the Grantor is its sole customer with respect to such account (such account and any successor account being referred to herein as the “Pledged Account.”)  The Financial Institution agrees to act as bank with respect to the Pledged Account and covenants and agrees that it shall not change the name or account number of the Pledged Account without the prior written consent of the Secured Party or, except in an Event of Default, the Grantor;

(b)           The Financial Institution represents and warrants that the Pledged Account is a “deposit account” (as defined in Section 9-102(a)(29) of the UCC); and

(c)           Each of the Financial Institution and the Grantor represents, warrants and covenants that no investment property (as defined in Section 9-102(a)(49) of the UCC) shall be deposited or otherwise included in the Pledged Account and agrees no funds on deposit in the Pledged Account shall be invested in any investment property.

SECTION 3.        Secured Party’s Control of the Pledged Accounts.  If at any time the Financial Institution shall receive any instruction (within the meaning of Section 9-104 of the UCC, i.e., an order directing the disposition of funds in a Pledged Account) originated by the Secured Party, the Financial Institution shall comply with such instruction without further consent by the Grantor or any other person.

SECTION 4.        Grantor’s Access to the Account.

(a)           It is understood and agreed that until this Agreement is terminated in accordance with the terms hereof, the Financial Institution shall not comply with instructions of the Grantor or any person other than the Secured Party without the express consent of the Secured Party to each such instruction;

(b)           Except if an Event of Default shall have occurred and be continuing, if at any Quarterly Determination Date the amount of Collateral exceeds the amount required to then be deposited in the Pledged Account pursuant to Section 4.13 of the Indenture, the Grantor may provide a Notice of Partial Release in substantially the form of Exhibit A hereto requesting that the Secured Party instruct the Financial Institution to release such excess amount to the Grantor.

SECTION 5.        Subordination of Lien; Waiver of Set-Off.  In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Pledged Account or the Collateral, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party.  The money and other items credited to the Pledged Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party.

SECTION 6.        Remedies.  If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Pledged Account and the Collateral, in addition to all other rights and remedies provided for herein, in the Indenture or otherwise available to it at law or in equity, all right and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the affected Pledged Account or any Collateral) to collect, enforce or satisfy any Obligation then owing, whether by acceleration or otherwise, including, without limitation, applying any or all of the cash in the Pledged Account in full or partial satisfaction of the Obligations, or otherwise selling in one or more public or private sales or retaining in full or partial satisfaction of the Obligations any or all of the Collateral granted hereunder.

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SECTION 7.         Choice of Law.  This Agreement shall each be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Pledged Account, New York shall be deemed to be the bank’s jurisdiction (within the meaning of Section 9-304 of the UCC).  The Pledged Account shall be governed by the laws of the State of New York.

SECTION 8.        Conflict with Other Agreements.  The Financial Institution hereby represents, warrants, covenants and agrees that:

(a)           There are no other agreements entered into between the Financial Institution and the Grantor (or any other person) with respect to the Pledged Account or the Collateral;

(b)           It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person other than the Secured Party relating to the Pledged Account or the Collateral pursuant to which it agrees or has agreed to comply with instructions (within the meaning of Section 9-104 of the UCC) of such other person;

(c)           It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Financial Institution to comply with instructions with respect to the Pledged Account or the Collateral; and

(d)           In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into with respect to the Pledged Account or the Collateral, the terms of this Agreement shall prevail.

SECTION 9.         Adverse Claims.  The Financial Institution represents and warrants that except for the claims and interest of the Secured Party and of the Grantor in the Pledged Account and the Collateral, it does not know of any security interest in, lien on or claim to, or other interest in, the Pledged Account or the Collateral.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Account or the Collateral, the Financial Institution will promptly notify the Secured Party and the Grantor thereof.

SECTION 10.      Additional Provisions Regarding Maintenance of Accounts.  The Financial Institution covenants and agrees:

(a)           Statements and Confirmations.  The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Pledged Account or the Collateral, simultaneously to each of the Grantor and the Secured Party at the address for each set forth in Section 14 of this Agreement.

(b)           Tax Reporting.  All interest, if any, relating to the Pledged Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

SECTION 11.      Additional Representation and Warranty of the Financial Institution.  The Financial Institution represents and warrants that this Agreement constitutes the valid and legally binding obligation of the Financial Institution, enforceable in accordance with its terms and conditions.

SECTION 12.      Indemnification of Financial Institution and Secured Party.

(a)           The Grantor hereby agrees that the Financial Institution shall be relieved from liabilities (i) arising from the error of judgment made in good faith by it, unless it is proved that the Financial Institution was negligent in ascertaining the pertinent facts; and (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received pursuant to the terms of this Agreement.

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The Financial Institution (i) will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement; (ii) may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care; (iii) may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person and it need not investigate any fact or matter stated in any such document; and (iv) may consult with counsel of its choice and the written advice of such counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

The Grantor will indemnify the Financial Institution and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Grantor (including this Section 12) and defending itself against any claim (whether asserted by the Grantor or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, liability or expense attributable to its gross negligence or willful misconduct.  The Financial Institution will notify the Grantor promptly of any claim for which it may seek indemnity.  Failure by the Financial Institution to so notify the Grantor will not relieve the Grantor of its obligations hereunder.  The Grantor will defend the claim and the Financial Institution will cooperate in the defense.  The Financial Institution may have separate counsel and the Grantor will pay the reasonable fees and expenses of such counsel.  The Grantor need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(b)           The Secured Party shall be entitled to all the rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture, including, without limitation, its right to be compensated, reimbursed and indemnified, which shall all be extended to and shall be enforceable by the Secured Party hereunder in connection with any actions taken or omissions made by the Secured Party with respect to its duties and obligations hereunder as if such rights, privileges, protections, immunities and benefits were explicitly granted hereunder.

(c)           The obligations of the Grantor under this Section 12 will survive the termination of this Agreement.

SECTION 13.      Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither the Grantor nor the Financial Institution may  delegate their obligations hereunder without the prior written consent of the Secured Party.  Additionally, in the event that the Secured Party is replaced as Trustee under the Indenture any entity that succeeds to such role shall be entitled to the benefits of this Agreement.   The Secured Party agrees to send written notice to the Financial Institution of any such replacement.

SECTION 14.      Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Grantor:

Icahn Enterprises Finance Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention:  SungHwan Cho, Chief Financial Officer

Facsimile No.:  (646) 861-7585

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Secured Party:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile No.:  (612) 217-5651

Attention:  Icahn Enterprises Administrator

Financial Institution:

[             ]

Any party may change its address for notices by giving notice to the other parties hereto in the manner set forth above.

SECTION 15.       Amendment.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

SECTION 16.      Termination.

(a)           The obligations of the Financial Institution to the Secured Party pursuant to this Agreement shall continue in effect until the security interests of the Secured Party in the Pledged Account and the Collateral have been terminated pursuant to the terms of the Indenture and the Secured Party has notified the Financial Institution of such termination in writing.  The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit B hereto to the Financial Institution upon the request of the Grantor on or after the termination of the Secured Party’s security interest in the Pledged Account and the Collateral pursuant to the terms of the Indenture.  The termination of this Agreement shall not terminate the Pledged Account or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to the Pledged Account.

(b)           Without limitation to the foregoing, if at any  Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, the Secured Party shall provide to the Financial Institution a Notice of Termination in the form of Exhibit B.

SECTION 17.      Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Grantor, the Secured Party and the Financial Institution have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ICAHN ENTERPRISES L.P., as Grantor

By:	Icahn Enterprises G.P. Inc., its general partner

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Secured Party in its capacity as Trustee on behalf of the Noteholders

By:
Name:
Title:

[ ], in its capacity as Financial Institution

By:
Name:
Title:

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SCHEDULE 1

Existing Deposit Account Subject to this Agreement

Exact Name of Account	Account Number

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Exhibit A

[Letterhead of Grantor]

                                                       [Date]

[Name and Address of Secured Party]

Attention:   ______

Re:	Notice of Partial Release

Reference is made to the Security and Control Agreement, between you, the Financial Institution and the undersigned, dated as of [__________, 20___]. We hereby notify you that as of [________, 20___] the Collateral held in the Pledged Account exceeded the amount required to be deposited in the Pledged Account, as follows:

Quarterly Determination Balance:	$	[	]

Less: One Year of Interest Payments:	$	[	]

Amount of Partial Release:	$	[	]

We hereby request that you instruct the Financial Institution to release to us such Amount of Partial Release.

We hereby certify that no Event of Default has occurred and is continuing under the Indenture.

Very truly yours,

[Grantor]

By:
Title:

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Exhibit B

[Letterhead of Grantor]

                                                      [Date]

[Name and Address of Secured Party]

Attention:   ______

Re:	Termination of Security and Control Agreement

You are hereby notified that the Security and Control Agreement between you, the Grantor and the undersigned is terminated and you have no further obligations to the undersigned pursuant to such Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number  _______from the Grantor.  This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Grantor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to Icahn Enterprises, L.P.

Very truly yours,

[Name of Secured Party]

By:
Title:

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